Exhibit 99.2

americold

REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

Second Quarter 2020

COLD
LISTED
NYSE

Financial Supplement	Second Quarter 2020

Financial Supplement	Second Quarter 2020

Corporate Profile

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of June 30, 2020, we operated a global network of 183 temperature-controlled warehouses encompassing over one billion cubic feet, with 161 warehouses in the United States, seven warehouses in Canada, seven warehouses in New Zealand, six warehouses in Australia, and two warehouses in Argentina. In addition, we hold a minority interest in a Brazil joint venture, which owns or operates 20 temperature-controlled warehouses.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
Fred W. Boehler: Chief Executive Officer, President and Trustee
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Carlos V. Rodriguez: Chief Operating Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
James A. Harron: Chief Investment Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
Sanjay Lall: Chief Information Officer and Executive Vice President
Khara L. Julien: Chief Human Resources Officer and Executive Vice President
David K. Stuver: Executive Vice President, Supply Chain Solutions
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Trustees
Mark R. Patterson: Chairman of the Board of Trustees
George J. Alburger, Jr.: Trustee
Kelly H. Barrett: Trustee
Fred W. Boehler: Chief Executive Officer, President and Trustee
Antonio F. Fernandez: Trustee
James R. Heistand: Trustee
Michelle M. MacKay: Trustee
David J. Neithercut: Trustee
Andrew P. Power: Trustee

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Analyst Coverage

Firm	Analyst Name	Contact
Baird Equity Research	David B. Rodgers	216-737-7341
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681
Berenberg Capital Markets	Nate Crossett	646-949-9030
Citi	Emmanuel Korchman	212-816-1382
Green Street Advisors	Eric Frankel	949-640-8780
J.P. Morgan	Michael W. Mueller	212-622-6689
Raymond James	William A. Crow	727-567-2594
RBC	Michael Carroll	440-715-2649
SunTrust Robinson Humphrey	Ki Bin Kim	212-303-4124

Financial Supplement	Second Quarter 2020

Stock Listing Information
The shares of Americold Realty Trust are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Stable Outlook)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Second Quarter 2020
AMERICOLD REALTY TRUST ANNOUNCES SECOND QUARTER 2020 RESULTS

Atlanta, GA, August 6, 2020 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the second quarter ended June 30, 2020.
Fred Boehler, President and Chief Executive Officer of Americold Realty Trust, stated, “While uncertainty and volatility exists in the market due to the COVID-19 pandemic, we are very pleased with our second quarter results, which continue to prove out the stability and durability of our business model to own and operate mission critical temperature-controlled warehouse infrastructure. We delivered total company revenue growth and NOI growth of 10.0% and 6.0%, respectively, driven by our strategic acquisitions, growth in our same store portfolio, our recently delivered developments and the ongoing elevated retail activity. This growth was further supported by our leadership position in the temperature-controlled warehouse supply chain and the diversity of our portfolio by geography, customer, commodity, sector, facility type and node in the supply chain, despite seeing the expected slow down in volume following the first quarter surge in retail activity. Within our warehouse segment, we delivered same store revenue and NOI growth of 3.0% and 0.7%, both on a constant currency basis. These results include a front-line appreciation bonus, which represents our gratitude for their dedication and efforts amid this COVID-19 pandemic. Adjusting for this bonus, our same store NOI growth would have been 4.0% on a constant currency basis.”
Mr. Boehler continued, “Also during the quarter, we continued to grow externally and optimize our portfolio, with the commencement of two retail distribution, build-to-suit facilities and continued progress toward reaching stabilization for recently delivered expansion and development projects, including strong customer demand for our newly delivered space. We also opportunistically sold our Boston facility at a 4.8% cap rate and, subsequent to quarter end, we entered into a definitive purchase agreement to buy AM-C Warehouses, in the Dallas-Fort Worth market, which further enhances our penetration into this key logistics corridor. Finally, our balance sheet remains in a strong position to continue to drive growth in our business. While this year has been unprecedented in nature and the path for the full reopening of the countries we serve remains unclear, we remain true to our mission to support our customers as we seek to ensure the integrity and efficiency of the food supply chain. We know our continued success in these efforts will drive outsized shareholder value for the long term.”
Second Quarter 2020 Highlights
•Total revenue increased 10.0% to $482.5 million for the second quarter 2020.
•Total NOI increased 6.0% to $128.3 million for the second quarter 2020.
•The Company paid an appreciation bonus of $4.3 million to front-line associates for their dedication and efforts through the COVID-19 pandemic late in the second quarter.
•Core EBITDA increased 7.4% to $100.5 million, or 8.6% on a constant currency basis, for the second quarter 2020.
•Net income of $32.7 million, or $0.16 per diluted common share for the second quarter 2020.
•Core FFO of $55.1 million, or $0.27 per diluted common share for the second quarter 2020.
•AFFO of $61.1 million, or $0.30 per diluted common share for the second quarter 2020. Excluding the front-line appreciation bonus, our AFFO per diluted common share would have been $0.32.
•Global Warehouse segment revenue increased 10.1% to $372.4 million for the second quarter 2020.
•Global Warehouse segment NOI increased 5.5% to $120.1 million for the second quarter 2020.

Financial Supplement	Second Quarter 2020
•Global Warehouse segment same store revenue grew 1.5%, or 3.0% on a constant currency basis, with same store segment NOI declining by 0.5%, or increasing by 0.7% on a constant currency basis for the second quarter 2020. Excluding the front-line appreciation bonus of $3.1 million for our same store sites, our NOI growth would have been 4.0%.
•Under its 2020 ATM Equity Program, the Company issued 3,094,431 shares for gross proceeds of $110.4 million during the second quarter of 2020, and entered into a forward sale agreement to sell 472,551 common shares for gross proceeds of $17.2 million, which must be settled by July 1, 2021.
•Received certificate of occupancy and continued to onboard customers at its completed Savannah facility.
•Announced and broke ground on two fully-automated facilities for a leading global grocery retailer.
•Completed the sale of its Boston facility for $27.0 million, resulting in a gain on sale of real estate of $19.4 million.
•Recognized a second quarter impairment charge of $3.7 million on our Quarry segment assets, as the fair market value was lower than the carrying value. This charge was in anticipation of the sale of the Quarry segment for $9.0 million, which subsequently closed on July 1, 2020.
Year to Date 2020 Highlights
•Total revenue increased 16.2% to $966.6 million.
•Total NOI increased 20.0% to 263.7 million.
•Core EBITDA increased 24.3% to $204.6 million, or 25.4% on a constant currency basis.
•Net income of $56.2 million, or $0.27 per diluted common share.
•Core FFO of $115.2 million, or $0.56 per diluted common share.
•AFFO of $128.3 million, or $0.63 per diluted common share.
•Global Warehouse segment revenue increased 20.0% to $753.5 million.
•Global Warehouse segment NOI increased 20.7% to $246.9 million.
•Global Warehouse segment same store revenue grew 3.3%, or 4.9% on a constant currency basis, with same store segment NOI improving 4.6%, or 5.8% on a constant currency basis. Excluding the impact of the front-line appreciation bonus, same-store segment NOI growth would have been 7.5% on a constant currency basis.

Second Quarter 2020 Total Company Financial Results
Total revenue for the second quarter of 2020 was $482.5 million, a 10.0% increase from the same quarter of the prior year. This growth was driven by the incremental revenue from the recently completed acquisitions, increased economic occupancy, continued strength in the retail sector and contractual rate escalations. These factors were partially offset by the translation impact of the strengthening US dollar, by the temporary closing of certain protein production plants and lower food service volumes.
As previously highlighted, a front-line appreciation bonus was paid of $4.3 million, which is not expected to recur. In addition to the bonus, the Company incurred incremental expenses to address the risks and challenges of COVID-19. These incremental COVID-19 expenses include higher sanitation costs of $1.3 million and higher personal protective equipment (“PPE”) costs of $0.4 million. The Company has experienced certain inefficiencies due to social distancing, staggered schedules, and other changes to processes, all of which it expects to incur going forward. The Company expects to recover these costs through ongoing revenue as it signs new business and renews existing business. The Company’s results include the impact of these items, as well as the front-line appreciation bonus.
For the second quarter of 2020, the Company reported net income of $32.7 million, or $0.16 per diluted share, compared to net income of $4.9 million, or $0.03 per diluted share, for the same quarter of the prior year.

Financial Supplement	Second Quarter 2020
Total NOI for the second quarter of 2020 was $128.3 million, an increase of 6.0% from the same quarter of the prior year. Excluding the front-line appreciation bonus, total NOI would have been $132.6 million, a 9.5% increase year over year.
Core EBITDA was $100.5 million for the second quarter of 2020, compared to $93.6 million for the same quarter of the prior year. This reflects a 7.4% increase over prior year, or 8.6% on a constant currency basis, largely impacted by increased Core EBITDA from acquisitions and organic growth. This growth was also driven by previously discussed items. These increases were partially offset by the translation impact of the strengthening US dollar, the previously mentioned incremental costs incurred in response to COVID-19, and the front-line appreciation bonus of $4.3 million. Excluding this bonus, Core EBITDA would have been $104.8 million, an increase of 12.0% year-over-year. Core EBITDA margin decreased by 52 basis points to 20.8%, or would have increased by 37 basis points to 21.7%, excluding the front-line appreciation bonus.
For the second quarter of 2020, Core FFO was $55.1 million, or $0.27 per diluted share, compared to $56.1 million, or $0.30 per diluted share, for same quarter of the prior year. The year-over-year decrease in Core FFO is driven by incremental COVID-19 expenses and the front-line appreciation bonus, partially offset by the recent acquisitions described above. Excluding the impact of the appreciation bonus, Core FFO per diluted share would have been $0.29.
For the second quarter of 2020, AFFO was $61.1 million, or $0.30 per diluted share, compared to $58.1 million, or $0.31 per diluted share, for the same quarter of the prior year. Excluding the impact of the front-line appreciation bonus, AFFO per diluted share would have been $0.32.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Second Quarter 2020 Global Warehouse Segment Results
For the second quarter of 2020, Global Warehouse segment revenue was $372.4 million, an increase of $34.2 million, or 10.1%, compared to $338.2 million for the second quarter of 2019. This growth was driven by the same revenue growth factors mentioned above.
Warehouse segment NOI was $120.1 million for the second quarter of 2020, which reflects growth of 5.5%. Global Warehouse segment margin was 32.3% for the second quarter of 2020, an 139 basis point decrease compared to the same quarter of the prior year. The year-over-year growth in segment NOI was driven by the previously mentioned revenue trends. These increases were partially offset by the translation impact of the strengthening US dollar, the incremental costs incurred in response to COVID-19 including sanitation, supplies and inefficiencies resulting from social distancing requirements, and the front-line appreciation bonus. Excluding the front-line appreciation bonus, Global Warehouse segment NOI would have been $124 million, which reflects growth of 9.3%. Excluding this bonus, our Global Warehouse segment NOI margin would have been 33.4%, a 24 basis point decrease.

Financial Supplement	Second Quarter 2020
The following tables summarize the global warehouse and same store financial results and metrics for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,			Change
Dollars in thousands	2020 actual	2020 constant currency(1)	2019 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	172		166	n/a	n/a
Global Warehouse revenue:
Rent and storage	$163,664	$166,593	$142,026	15.2%	17.3%
Warehouse services	208,747	212,379	196,205	6.4%	8.2%
Total revenue	$372,411	$378,972	$338,231	10.1%	12.0%
Global Warehouse contribution (NOI)	$120,132	$122,321	$113,817	5.5%	7.5%
Global Warehouse margin	32.3%	32.3%	33.7%	-139 bps	-137 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	3,165	n/a	2,770	14.3%	n/a
Average physical occupied pallets	2,891	n/a	2,636	9.7%	n/a
Average physical pallet positions	4,049	n/a	3,609	12.2%	n/a
Economic occupancy percentage	78.2%	n/a	76.8%	142 bps	n/a
Physical occupancy percentage	71.4%	n/a	73.0%	-163 bps	n/a
Total rent and storage revenue per economic occupied pallet	$51.71	$52.64	$51.27	0.9%	2.7%
Total rent and storage revenue per physical occupied pallet	$56.60	$57.62	$53.88	5.0%	6.9%
Global Warehouse services metrics:
Throughput pallets	7,716	n/a	7,365	4.8%	n/a
Total warehouse services revenue per throughput pallet	$27.05	$27.52	$26.64	1.5%	3.3%

SAME STORE WAREHOUSE
Number of same store warehouses	135		135	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$125,515	$127,046	$119,826	4.7%	6.0%
Warehouse services	160,521	163,126	161,848	(0.8)%	0.8%
Total same store revenue	$286,036	$290,172	$281,674	1.5%	3.0%
Global Warehouse same store contribution (NOI)	$93,456	$94,647	$93,960	(0.5)%	0.7%
Global Warehouse same store margin	32.7%	32.6%	33.4%	-68 bps	-74 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,387	n/a	2,301	3.7%	n/a
Average physical occupied pallets	2,142	n/a	2,178	(1.6)%	n/a
Average physical pallet positions	3,027	n/a	3,021	0.2%	n/a
Economic occupancy percentage	78.9%	n/a	76.2%	270 bps	n/a
Physical occupancy percentage	70.8%	n/a	72.1%	-132 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$52.58	$53.22	$52.07	1.0%	2.2%
Same store rent and storage revenue per physical occupied pallet	$58.59	$59.31	$55.02	6.5%	7.8%
Global Warehouse same store services metrics:
Throughput pallets	6,149	n/a	6,346	(3.1)%	n/a
Same store warehouse services revenue per throughput pallet	$26.10	$26.53	$25.50	2.4%	4.0%

Financial Supplement	Second Quarter 2020

	Three Months Ended June 30,			Change
Dollars in thousands	2020 actual	2020 constant currency(1)	2019 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses	37		31	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$38,149	$39,547	$22,200	71.8%	78.1%
Warehouse services	48,226	49,253	34,357	40.4%	43.4%
Total non-same store revenue	$86,375	$88,800	$56,557	52.7%	57.0%
Global Warehouse non-same store contribution (NOI)	$26,676	$27,674	$19,857	34.3%	39.4%
Global Warehouse non-same store margin	30.9%	31.2%	35.1%	-423 bps	-395 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	778	n/a	469	65.9%	n/a
Average physical occupied pallets	749	n/a	458	63.5%	n/a
Average physical pallet positions	1,022	n/a	588	73.8%	n/a
Economic occupancy percentage	76.1%	n/a	79.7%	-364 bps	n/a
Physical occupancy percentage	73.3%	n/a	77.9%	-460 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$49.05	$50.85	$47.32	3.7%	7.5%
Non-same store rent and storage revenue per physical occupied pallet	$50.92	$52.78	$48.43	5.1%	9.0%
Global Warehouse non-same store services metrics:
Throughput pallets	1,567	n/a	1,019	53.7%	n/a
Non-same store warehouse services revenue per throughput pallet	$30.77	$31.43	$33.70	(8.7)%	(6.8)%

Financial Supplement	Second Quarter 2020

	Six Months Ended June 30,			Change
Dollars in thousands	2020 actual	2020 constant currency(1)	2019 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	172		166	n/a	n/a
Global Warehouse revenue:
Rent and storage	$325,973	$331,853	$268,406	21.4%	23.6%
Warehouse services	427,506	435,733	359,440	18.9%	21.2%
Total revenue	$753,479	$767,586	$627,846	20.0%	22.3%
Global Warehouse contribution (NOI)	$246,905	$251,363	$204,636	20.7%	22.8%
Global Warehouse margin	32.8%	32.7%	32.6%	18 bps	15 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	3,211	n/a	2,639	21.7%	n/a
Average physical occupied pallets	2,970	n/a	2,505	18.6%	n/a
Average physical pallet positions	4,028	n/a	3,395	18.6%	n/a
Economic occupancy percentage	79.7%	n/a	77.7%	200 bps	n/a
Physical occupancy percentage	73.7%	n/a	73.8%	-4 bps	n/a
Total rent and storage revenue per economic occupied pallet	$101.53	$103.36	$101.72	(0.2)%	1.6%
Total rent and storage revenue per physical occupied pallet	$109.75	$111.73	$107.15	2.4%	4.3%
Global Warehouse services metrics:
Throughput pallets	15,916	n/a	13,887	14.6%	n/a
Total warehouse services revenue per throughput pallet	$26.86	$27.38	$25.88	3.8%	5.8%

SAME STORE WAREHOUSE
Number of same store warehouses	135		135	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$250,839	$253,938	$239,727	4.6%	5.9%
Warehouse services	326,270	332,267	319,098	2.2%	4.1%
Total same store revenue	$577,109	$586,205	$558,825	3.3%	4.9%
Global Warehouse same store contribution (NOI)	$190,510	$192,832	$182,190	4.6%	5.8%
Global Warehouse same store margin	33.0%	32.9%	32.6%	41 bps	29 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,435	n/a	2,341	4.0%	n/a
Average physical occupied pallets	2,220	n/a	2,217	0.1%	n/a
Average physical pallet positions	3,028	n/a	3,027	—%	n/a
Economic occupancy percentage	80.4%	n/a	77.3%	308 bps	n/a
Physical occupancy percentage	73.3%	n/a	73.2%	8 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$103.02	$104.29	$102.41	0.6%	1.8%
Same store rent and storage revenue per physical occupied pallet	$113.00	$114.40	$108.15	4.5%	5.8%
Global Warehouse same store services metrics:
Throughput pallets	12,605	n/a	12,632	(0.2)%	n/a
Same store warehouse services revenue per throughput pallet	$25.88	$26.36	$25.26	2.5%	4.4%

Financial Supplement	Second Quarter 2020

	Six Months Ended June 30,			Change
Dollars in thousands	2020 actual	2020 constant currency(1)	2019 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses	37		31	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$75,134	$77,915	$28,679	162.0%	171.7%
Warehouse services	101,236	103,466	40,342	150.9%	156.5%
Total non-same store revenue	$176,370	$181,381	$69,021	155.5%	162.8%
Global Warehouse non-same store contribution (NOI)	$56,395	$58,531	$22,446	151.2%	160.8%
Global Warehouse non-same store margin	32.0%	32.3%	32.5%	-55 bps	-25 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	776	n/a	298	160.5%	n/a
Average physical occupied pallets	750	n/a	288	160.2%	n/a
Average physical pallet positions	1,000	n/a	369	171.3%	n/a
Economic occupancy percentage	77.6%	n/a	80.8%	-321 bps	n/a
Physical occupancy percentage	75.0%	n/a	78.2%	-320 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$96.85	$100.43	$96.30	0.6%	4.3%
Non-same store rent and storage revenue per physical occupied pallet	$100.15	$103.85	$99.45	0.7%	4.4%
Global Warehouse non-same store services metrics:
Throughput pallets	3,311	n/a	1,255	163.8	n/a
Non-same store warehouse services revenue per throughput pallet	$30.58	$31.25	$32.15	(4.9)%	(2.8)%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(n/a = not applicable)

Fixed Commitment Rent and Storage Revenue
As of June 30, 2020, $270.0 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $258.5 million at the end of the first quarter of 2020 and $231.6 million at the end of the second quarter of 2019. The Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 41.4% of rent and storage revenue were generated from fixed commitment storage contracts, which is a 130 basis point increase over the first quarter of 2020.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the second quarter of 2020, economic occupancy for the total warehouse segment was 78.2% and warehouse segment same store pool was 78.9%, representing a 676 basis point and 810 basis point increase above physical occupancy, respectively. For the second quarter of 2020, physical occupancy for the total warehouse segment was 71.4% and warehouse segment same store pool was 70.8%.

Financial Supplement	Second Quarter 2020
Real Estate Portfolio
As of June 30, 2020, the Company’s portfolio consists of 183 facilities, the same as what was reported as of the quarter ended March 31, 2020. The Company ended the second quarter of 2020 with 172 facilities in its Global Warehouse segment portfolio and 11 facilities in its Third-party managed segment. During the second quarter of 2020, the Company completed the construction of its Savannah site which was built upon land acquired in connection with the PortFresh acquisition and was added to the non-same store population. Additionally, the Company completed the sale of a facility which was previously included in the same store population. The same store population consists of 135 facilities for the quarter ended June 30, 2020. The remaining 37 non-same store population includes the 31 facilities that were acquired since the beginning of 2019 and six legacy facilities.

Balance Sheet Activity and Liquidity
As of June 30, 2020, the Company had total liquidity of approximately $1.2 billion, including cash and capacity on its revolving credit facility and $150.6 million of net proceeds available from equity forward contracts. Total debt outstanding was $2.0 billion (inclusive of $186.5 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 77% was in an unsecured structure. The Company has no material debt maturities until 2023. At quarter end, its net debt to pro forma Core EBITDA was approximately 4.1x. Of the Company’s total debt outstanding, $1.8 billion relates to real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 6.3 years and carries a weighted average contractual interest rate of 3.60%. As of June 30, 2020, 86% of the Company’s total debt outstanding was at a fixed rate, inclusive of interest rate swaps.
Dividend
On May 27, 2020, the Company’s Board of Trustees declared a dividend of $0.21 per share for the second quarter of 2020, which was paid on July 15, 2020 to common shareholders of record as of June 30, 2020.

Subsequent Events
•Signed definitive purchase agreement to acquire AM-C Warehouses business, located in the Dallas-Fort Worth market, for $85.0 million, which is expected to close in early September 2020.
•On July 16, 2020, we purchased two facilities which we previously leased in Auckland, New Zealand for an aggregate $12.3 million New Zealand dollars.
•Quarry segment sale completed on July 1, 2020, for $9.0 million.

2020 Outlook
The Company is revising its AFFO per share guidance from $1.22 - $1.30 to $1.24 - $1.30 for 2020. Certain components are updated as follows:
•Deferred income tax benefit of $2 million - $4 million.
•Non-real estate amortization and depreciation expense of $70 million - $72 million.
•Maintenance capital expenditures of $65 million - $73 million.
•Development starts of $400 million - $500 million.
•Please refer to its supplemental for currency translation rates embedded in this guidance.

Financial Supplement	Second Quarter 2020
The Company’s guidance is provided for informational purposes based on current plans and assumptions as is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, August 6, 2020 at 5:00 p.m. Eastern Time to discuss second quarter 2020 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13706764. The telephone replay will be available starting shortly after the call until August 20, 2020.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 183 temperature-controlled warehouses, with over 1 billion refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA and same store segment revenue and contribution. A reconciliation from U.S. GAAP net income available to common shareholders to FFO, a reconciliation from FFO to core FFO and AFFO, and definitions of FFO, and core FFO are included within the supplemental. A reconciliation from U.S. GAAP net income available to common shareholders to EBITDAre and Core EBITDA, a definition of Core EBITDA and definitions of net debt to Core EBITDA are included within the supplemental.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; general economic conditions; uncertainties and risks related to natural disasters, global climate change and public health crises, including ongoing COVID-19

Financial Supplement	Second Quarter 2020
pandemic; risks associated with the ownership of real estate and temperature-controlled warehouses in particular; defaults or non-renewals of contracts with customers; potential bankruptcy or insolvency of our customers; or the inability of our customers to otherwise perform under their contracts, including as a result of the ongoing COVID-19 pandemic; uncertainty of revenues, given the nature of our customer contracts; increased interest rates and operating costs, including as a result of the COVID-19 pandemic; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; our failure to realize the intended benefits from our recent acquisitions including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; our failure to successfully integrate and operate acquired properties or businesses, including but not limited to: Cloverleaf Cold Storage, Lanier Cold Storage, MHW Group, Inc., Nova Cold Logistics, Newport Cold Storage and PortFresh Holdings, LLC; acquisition risks, including the failure of such acquisitions to perform in accordance with projections; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; our Operating Partnership’s failure to qualify as a partnership for federal income tax purposes; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; labor and power costs; changes in applicable governmental regulations and taxation schemes; changes in real estate and zoning laws and increases in real property tax rates; the competitive environment in which we operate; our relationship with our employees, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; losses in excess of our insurance coverage; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share, of our common shares; the potential dilutive effect of our common share offerings; and risks related to any forward sale agreement, including the forward sale agreement we entered into with an affiliate of BofA Securities, Inc. in September 2018, as amended, or the 2018 forward sale agreement, and the forward sale agreements we entered into in connection with our ATM Equity Program in June 2020, including substantial dilution to our earnings per share or substantial cash payment obligations.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarterly Report for the quarter ended March 31, 2020 and in our Form 8-K filed April 16, 2020, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no

Financial Supplement	Second Quarter 2020
obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Second Quarter 2020

Selected Quarterly Financial Data

In thousands, except per share amounts - unaudited	As of
Capitalization:	Q2 20	Q1 20	Q4 19	Q3 19	Q2 19
Fully diluted common shares outstanding at quarter end(1)	208,354	205,161	197,784	198,641	197,231
Common stock share price at quarter end	$36.30	$34.04	$35.06	$37.07	$32.42
Market value of common equity	$7,563,250	$6,983,680	$6,934,307	$7,363,622	$6,394,229

Gross debt (2)	$2,025,246	$2,011,027	$1,882,372	$1,883,986	$1,897,734
Less: cash and cash equivalents	298,709	262,955	234,303	310,116	320,805
Net debt	$1,726,537	$1,748,072	$1,648,069	$1,573,870	$1,576,929

Total enterprise value	$9,289,787	$8,731,752	$8,582,376	$8,937,492	$7,971,158
Net debt / total enterprise value	18.6%	20.0%	19.2%	17.6%	19.8%
Net debt to pro forma Core EBITDA(2)	4.13x	4.15x	4.18x	4.12x	4.14x

	Three Months Ended
Selected Operational Data:	Q2 20	Q1 20	Q4 19	Q3 19	Q2 19
Warehouse segment revenue	$372,411	$381,068	$383,778	$365,593	$338,231
Total revenue	482,522	484,069	485,984	466,182	438,460
Operating income (3)	56,545	47,678	46,579	39,385	29,085
Net income	32,662	23,511	20,809	27,091	4,891
Total warehouse segment contribution (NOI) (4)	120,132	126,773	129,547	113,408	113,817
Total segment contribution (NOI) (4)	128,338	135,402	137,754	120,706	121,119

Selected Other Data:
Core EBITDA (5)	$100,512	$104,110	$109,086	$93,369	$93,617
Core funds from operations (1)	55,108	60,060	64,621	59,083	56,077
Adjusted funds from operations (1)	61,103	67,151	59,716	52,445	58,054

Earnings Measurements:
Net income per share - basic	$0.16	$0.12	$0.11	$0.14	$0.03
Net income per share - diluted	$0.16	$0.11	$0.10	$0.14	$0.03
Core FFO per diluted share (5)	$0.27	$0.29	$0.33	$0.30	$0.30
AFFO per diluted share (5)	$0.30	$0.33	$0.30	$0.27	$0.31
Dividend distributions declared per common share (6)	$0.21	$0.21	$0.20	$0.20	$0.20
Diluted AFFO payout ratio (7)	70.0%	63.6%	66.7%	74.1%	64.5%

Portfolio Statistics:
Total global warehouses	183	183	178	176	178
Ending economic occupancy	78.2%	81.3%	83.1%	79.0%	76.8%
Ending physical occupancy	71.4%	76.1%	79.5%	75.3%	73.0%
Total global same-store warehouses	135	136	137	138	138

Financial Supplement	Second Quarter 2020

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	06/30/2020	12/31/2019
Total debt	$2,010,951	$1,869,376
Deferred financing costs	14,295	12,996
Gross debt	$2,025,246	$1,882,372
Adjustments:
Less: cash and cash equivalents	298,709	234,303
Net debt	$1,726,537	$1,648,069
Core EBITDA - last twelve months	$407,077	$367,128
Core EBITDA from acquisitions (a)	11,265	26,745
Pro forma Core EBITDA - last twelve months	$418,342	$393,873
Net debt to pro forma Core EBITDA	4.13x	4.18x
(a) As of June 30, 2020, amount includes 7.5 months of Core EBITDA from the MHW acquisition prior to Americold’s ownership, plus 6 months of Core EBITDA from the Nova Cold and Newport acquisitions prior to Americold’s ownership.

(4) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q2 20	Q1 20	Q4 19	Q3 19	Q2 19
Warehouse segment contribution (NOI)	$120,132	$126,773	$129,547	$113,408	$113,817
Third-party managed segment contribution (NOI)	3,299	3,769	3,115	2,583	2,804
Transportation segment contribution (NOI)	4,772	4,805	4,865	4,640	4,206
Quarry segment contribution (NOI)	135	55	227	75	292
Total segment contribution (NOI)	$128,338	$135,402	$137,754	$120,706	$121,119
Depreciation, depletion and amortization	(52,399)	(51,604)	(47,750)	(45,065)	(40,437)
Selling, general and administrative	(32,340)	(36,893)	(33,048)	(32,476)	(32,669)
Acquisition, litigation and other	(2,801)	(1,688)	(10,377)	(3,780)	(17,964)
Gain (loss) from sale of real estate	19,414	2,461	—	—	(34)
Impairment of long-lived assets	(3,667)	—	—	—	(930)
U.S. GAAP operating income	$56,545	$47,678	$46,579	$39,385	$29,085

(5) See “Reconciliation of Net Income to EBITDA, EBITDAre, and Core EBITDA”

(6) Distributions per common share	Three Months Ended
	Q2 20	Q1 20	Q4 19	Q3 19	Q2 19
Distributions declared on common shares during the quarter	$43,271	$42,568	$38,796	$38,795	$38,764
Common shares outstanding at quarter end	203,616	200,266	191,800	191,751	191,634
Distributions declared per common share of beneficial interest	$0.21	$0.21	$0.20	$0.20	$0.20

(7) Calculated as distributions declared on common shares divided by AFFO per fully diluted share

Financial Supplement	Second Quarter 2020

Financial Information

Americold Realty Trust and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	June 30, 2020	December 31, 2019
Assets
Property, buildings and equipment:
Land	$523,620	$526,226
Buildings and improvements	2,889,402	2,696,732
Machinery and equipment	879,837	817,617
Assets under construction	132,793	108,639
	4,425,652	4,149,214
Accumulated depreciation and depletion	(1,301,706)	(1,216,553)
Property, buildings and equipment – net	3,123,946	2,932,661

Operating lease right-of-use assets	70,890	77,723
Accumulated depreciation – operating leases	(23,154)	(18,110)
Operating leases – net	47,736	59,613

Financing leases:
Buildings and improvements	13,657	11,227
Machinery and equipment	94,873	76,811
	108,530	88,038
Accumulated depreciation – financing leases	(34,823)	(29,697)
Financing leases – net	73,707	58,341

Cash and cash equivalents	298,709	234,303
Restricted cash	33,131	6,310
Accounts receivable – net of allowance of $10,481 and $6,927 at June 30, 2020 and December 31, 2019, respectively	200,603	214,842
Identifiable intangible assets – net	352,100	284,758
Goodwill	385,285	318,483
Investments in partially owned entities	22,102	—
Other assets	75,457	61,372
Total assets	$4,612,776	$4,170,683

Liabilities and shareholders’ equity
Liabilities:
Accounts payable and accrued expenses	$335,651	$350,963
Mortgage notes, senior unsecured notes and term loans – net of unamortized deferred financing costs of $14,295 and $12,996, in the aggregate, at June 30, 2020 and December 31, 2019, respectively	1,824,406	1,695,447
Sale-leaseback financing obligations	113,974	115,759
Financing lease obligations	72,571	58,170
Operating lease obligations	50,092	62,342
Unearned revenue	15,266	16,423
Pension and postretirement benefits	11,001	12,706
Deferred tax liability – net	50,177	17,119
Multiemployer pension plan withdrawal liability	8,632	8,736
Total liabilities	2,481,770	2,337,665
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – 325,000,000 and 250,000,000 authorized shares; 203,615,707 and 191,799,909 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	2,036	1,918
Paid-in capital	2,932,040	2,582,087
Accumulated deficit and distributions in excess of net earnings	(767,027)	(736,861)
Accumulated other comprehensive loss	(36,043)	(14,126)
Total shareholders’ equity	2,131,006	1,833,018
Total liabilities and shareholders’ equity	$4,612,776	$4,170,683

Financial Supplement	Second Quarter 2020

Americold Realty Trust and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rent, storage and warehouse services	$372,411	$338,231	$753,479	$627,846
Third-party managed services	72,954	61,515	137,875	125,651
Transportation services	34,861	36,492	70,778	73,588
Other	2,296	2,222	4,459	4,454
Total revenues	482,522	438,460	966,591	831,539
Operating expenses:
Rent, storage and warehouse services cost of operations	252,279	224,414	506,574	423,210
Third-party managed services cost of operations	69,655	58,711	130,807	119,588
Transportation services cost of operations	30,089	32,286	61,201	65,026
Cost of operations related to other revenues	2,161	1,930	4,269	3,918
Depreciation, depletion and amortization	52,399	40,437	104,003	70,533
Selling, general and administrative	32,340	32,669	69,233	63,786
Acquisition, litigation and other	2,801	17,964	4,489	26,457
Impairment of long-lived assets	3,667	930	3,667	13,485
(Gain) loss from sale of real estate	(19,414)	34	(21,875)	34
Total operating expenses	425,977	409,375	862,368	786,037

Operating income	56,545	29,085	104,223	45,502

Other income (expense):
Interest expense	(23,178)	(24,098)	(47,048)	(45,674)
Interest income	261	2,405	848	3,408
Bridge loan commitment fees	—	(2,665)	—	(2,665)
Loss on debt extinguishment and modifications	—	—	(781)	—
Foreign currency exchange gain (loss), net	315	(83)	(177)	(23)
Other income (expense), net	44	(591)	915	(758)
(Loss) income from investments in partially owned entities	(129)	(68)	(156)	54
Income (loss) before income tax (expense) benefit	33,858	3,985	57,824	(156)
Income tax (expense) benefit:
Current	(2,163)	(2,446)	(4,720)	(3,994)
Deferred	967	3,352	3,069	4,412
Total income tax (expense) benefit	(1,196)	906	(1,651)	418

Net income	$32,662	$4,891	$56,173	$262

Weighted average common shares outstanding – basic	201,787	182,325	201,294	165,869
Weighted average common shares outstanding – diluted	205,298	186,117	204,587	169,305

Net income per common share of beneficial interest - basic	$0.16	$0.03	$0.28	$0.00
Net income per common share of beneficial interest - diluted	$0.16	$0.03	$0.27	$0.00

Financial Supplement	Second Quarter 2020

Reconciliation of Net Income to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
		Three Months Ended
	Q2 20	Q1 20	Q4 19	Q3 19	Q2 19	YTD 20
Net income	$32,662	$23,511	$20,809	$27,091	$4,891	$56,173
Adjustments:
Real estate related depreciation and depletion	35,558	35,442	32,555	31,238	28,518	71,000
Net (gain) loss on sale of real estate, net of withholding taxes	(19,414)	(2,096)	—	—	34	(21,510)
Net (gain) loss on asset disposals	(3)	—	237	7	—	(3)
Impairment charges on certain real estate assets	3,181	—	—	—	—	3,181
Real estate depreciation on partially owned entities	(34)	34	—	232	269	—
Our share of reconciling items related to partially owned entities	156	—	—	—	—	156
NAREIT Funds from operations	$52,106	$56,891	$53,601	$58,568	$33,712	$108,997
Adjustments:
Net (gain) loss on sale of non-real estate assets	(252)	(165)	227	212	167	(417)
Non-real estate impairment	486	—	—	—	930	486
Acquisition, litigation and other expenses	2,801	1,688	10,377	3,780	17,964	4,489
Share-based compensation expense, IPO grants	203	373	492	777	556	576
Bridge loan commitment fees	—	—	—	—	2,665	—
Loss on debt extinguishment and modifications	—	781	—	—	—	781
Foreign currency exchange (gain) loss	(315)	492	(76)	43	83	177
Gain from sale of partially owned entities	—	—	—	(4,297)	—	—
Our share of reconciling items related to partially owned entities	79	—	—	—	—	79
Core FFO applicable to common shareholders	$55,108	$60,060	$64,621	$59,083	$56,077	$115,168
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,196	1,546	1,524	1,526	1,522	2,742
Amortization of below/above market leases	—	76	37	38	38	76
Straight-line net rent	(108)	(109)	(83)	(150)	(151)	(217)
Deferred income tax (benefit) expense	(967)	(2,102)	1,520	(7,809)	(3,352)	(3,069)
Share-based compensation expense, excluding IPO grants	4,261	3,934	3,210	2,593	2,628	8,195
Non-real estate depreciation and amortization	16,841	16,162	15,194	13,828	11,919	33,003
Non-real estate depreciation and amortization on partially owned entities	(22)	22	—	108	107	—
Maintenance capital expenditures (a)	(15,284)	(12,438)	(26,307)	(16,772)	(10,734)	(27,722)
Our share of reconciling items related to partially owned entities	78	—	—	—	—	78
Adjusted FFO applicable to common shareholders	$61,103	$67,151	$59,716	$52,445	$58,054	$128,254

Financial Supplement	Second Quarter 2020

Reconciliation of Net Income to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
		Three Months Ended
	Q2 20	Q1 20	Q4 19	Q3 19	Q2 19	YTD 20

NAREIT Funds from operations	$52,106	$56,891	$53,601	$58,568	$33,712	$108,997
Core FFO applicable to common shareholders	$55,108	$60,060	$64,621	$59,083	$56,077	$115,168
Adjusted FFO applicable to common shareholders	$61,103	$67,151	$59,716	$52,445	$58,054	$128,254

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	201,787	200,707	192,393	192,325	182,325	201,294
Dilutive stock options, unvested restricted stock units, equity forward contracts	3,511	3,076	5,529	5,038	3,792	3,293
Weighted average dilutive shares	205,298	203,783	197,922	197,363	186,117	204,587

NAREIT FFO - basic per share	$0.26	$0.28	$0.28	$0.30	$0.18	$0.54
NAREIT FFO - diluted per share	$0.25	$0.28	$0.27	$0.30	$0.18	$0.53

Core FFO - basic per share	$0.27	$0.30	$0.34	$0.31	$0.31	$0.57
Core FFO - diluted per share	$0.27	$0.29	$0.33	$0.30	$0.30	$0.56

Adjusted FFO - basic per share	$0.30	$0.33	$0.31	$0.27	$0.32	$0.64
Adjusted FFO - diluted per share	$0.30	$0.33	$0.30	$0.27	$0.31	$0.63

(a)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	Second Quarter 2020

Reconciliation of Net Income to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Trailing Twelve Months Ended
	Q2 20	Q1 20	Q4 19	Q3 19	Q2 19	Q2 2020
Net income	$32,662	$23,511	$20,809	$27,091	$4,891	$104,073
Adjustments:
Depreciation, depletion and amortization	52,399	51,604	47,750	45,065	40,437	196,818
Interest expense	23,178	23,870	23,827	24,907	24,098	95,782
Income tax expense (benefit)	1,196	91	2,236	(6,975)	(906)	(3,452)
EBITDA	$109,435	$99,076	$94,622	$90,088	$68,520	$393,221
Adjustments:
Net (gain) loss on sale of real estate, net of withholding taxes	(19,414)	(2,096)	—	—	34	(21,510)
Adjustment to reflect share of EBITDAre of partially owned entities	237	60	—	519	592	816
NAREIT EBITDAre	$90,258	$97,040	$94,622	$90,607	$69,146	$372,527
Adjustments:
Acquisition, litigation and other expenses	2,801	1,688	10,377	3,780	17,964	18,646
Bridge loan commitment fees	—	—	—	—	2,665	—
Loss from investments in partially owned entities	129	27	—	165	68	321
Gain from sale of partially owned entities	—	—	—	(4,297)	—	(4,297)
Asset impairment	3,667	—	—	—	930	3,667
(Gain) loss on foreign currency exchange	(315)	492	(76)	43	83	144
Share-based compensation expense	4,464	4,307	3,699	3,372	3,185	15,842
Loss on debt extinguishment and modifications	—	781	—	—	—	781
(Gain) loss on real estate and other asset disposals	(255)	(165)	464	218	168	262
Reduction in EBITDAre from partially owned entities	(237)	(60)	—	(519)	(592)	(816)
Core EBITDA	$100,512	$104,110	$109,086	$93,369	$93,617	$407,077

Financial Supplement	Second Quarter 2020

Acquisition, Litigation and Other
Dollars in thousands

The Company reported a new financial statement line referred to as “Acquisition, litigation and other” within our Statements of Operations during 2019 due to various charges incurred in the current period and going forward. This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.

	Three Months Ended June 30,		Six Months Ended June 30,
Acquisition, litigation and other	2020	2019	2020	2019
Acquisition related costs	$2,651	$15,014	$3,417	$16,455
Litigation	—	467	—	1,377

Other:
Severance, equity award modifications and acceleration	150	2,641	1,072	6,934
Non-offering related equity issuance expenses	—	(164)	—	1,347
Terminated site operations costs	—	6	—	344
Total other	150	2,483	1,072	8,625

Total acquisition, litigation and other	$2,801	$17,964	$4,489	$26,457

Financial Supplement	Second Quarter 2020

Debt Detail and Maturities
(In thousands - unaudited)
	As of June 30, 2020
Indebtedness:	Carrying Value	Contractual Interest Rate(3)	Effective Interest Rate(4)	Stated Maturity Date(5)

Unsecured Debt
2020 Senior Unsecured Revolving Credit Facility(1)(2)	$—	L+0.85%	0.23%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-1(2)(6)	425,000	L+0.95%	2.65%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-2(2)(7)	183,600	C+0.95%	1.61%	3/2025
Series A notes	200,000	4.68%	4.77%	1/2026
Series B notes	400,000	4.86%	4.92%	1/2029
Series C notes	350,000	4.10%	4.15%	1/2030
Total Unsecured Debt	1,558,600	3.25%	3.84%	6.9 years

2013 Mortgage Loans (15 cross-collateralized warehouses)
Senior Note	178,101	3.81%	4.14%	5/2023
Mezzanine A	70,000	7.38%	7.55%	5/2023
Mezzanine B	32,000	11.50%	11.75%	5/2023
Total 2013 Mortgage Loans	280,101	5.58%	5.86%	2.8 years

Total Real Estate Debt	$1,838,701	3.60%	4.15%	6.3 years

Sale-leaseback financing obligations	113,974	11.64%
Financing lease obligations	72,571	4.20%
Total Debt Outstanding	$2,025,246	4.08%

Less: unamortized deferred financing costs	(14,295)
Total Book Value of Debt	$2,010,951

Rate Type		% of Total
Fixed	$1,741,646	86%
Variable	283,600	14%
Total Debt Outstanding	$2,025,246	100%

Debt Type		% of Total
Unsecured	$1,558,600	77%
Secured	466,646	23%
Total Debt Outstanding	$2,025,246	100%
(1)Revolver maturity assumes two six-month extension options. The borrowing capacity as of June 30, 2020 is $800 million less $22.8 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $800 million committed.
(2)L = one-month LIBOR; C = one-month CDOR.
(3)Interest rates as of June 30, 2020. At June 30, 2020, the one-month LIBOR rate on our Senior Unsecured Term Loan Tranche A-1 was 0.18%. At June 30, 2020, the one-month CDOR rate on our Senior Unsecured Term Loan Tranche A-2 was 0.52%. Subtotals of stated contractual interest rates represent weighted average interest rates. Rates for sale-leasebacks and financing lease obligations represent weighted average interest rates.
(4)The effective interest rates presented include the amortization of loan costs. Subtotals of stated effective interest rates represent weighted average interest rates.
(5)Subtotals of stated maturity dates represent remaining weighted average life of the debt.
(6)On January 4, 2019, the Company entered into a swap agreement to set the LIBOR portion of interest expense on $100 million of the Senior Unsecured Term Loan principal at a rate of 2.48%. This results in a fixed interest rate of 3.43% (2.48% + 0.95%) on $100 million of the Senior Unsecured Term Loan principal. The swap is effective January 31, 2019 through January 31, 2024. On August 15, 2019, the Company entered into a swap agreement to set the LIBOR portion of interest expense on $225 million of the Senior Unsecured Term Loan principal at a rate of 1.30%. This results in a fixed interest rate of 2.25% (1.30% + 0.95%) on $225 million of the Senior Unsecured Term Loan principal. The swap is effective August 30, 2019 through August 30, 2024.
(7)On March 26, 2020, the Company entered into a refinance agreement whereby the Term Loan principal was reduced by $50 million USD and increased by $250 million CAD. In addition, margin on both facilities was decreased by 5 basis points. Assumes CAD/USD exchange rate of 0.7344.

Financial Supplement	Second Quarter 2020

Operations Overview

Revenue and Contribution by Segment
(in thousands - unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Segment revenues:
Warehouse	$372,411	$338,231	$753,479	$627,846
Third-party managed	72,954	61,515	137,875	125,651
Transportation	34,861	36,492	70,778	73,588
Other	2,296	2,222	4,459	4,454
Total revenues	482,522	438,460	966,591	831,539

Segment contribution:
Warehouse	120,132	113,817	246,905	204,636
Third-party managed	3,299	2,804	7,068	6,063
Transportation	4,772	4,206	9,577	8,562
Other	135	292	190	536
Total segment contribution	128,338	121,119	263,740	219,797

Reconciling items:
Depreciation, depletion and amortization	(52,399)	(40,437)	(104,003)	(70,533)
Selling, general and administrative expense	(32,340)	(32,669)	(69,233)	(63,786)
Acquisition, litigation and other	(2,801)	(17,964)	(4,489)	(26,457)
Impairment of long-lived assets	(3,667)	(930)	(3,667)	(13,485)
Gain (loss) from sale of real estate	19,414	(34)	21,875	(34)
Interest expense	(23,178)	(24,098)	(47,048)	(45,674)
Interest income	261	2,405	848	3,408
Bridge loan commitment fees	—	(2,665)	—	(2,665)
Loss on debt extinguishment and modifications	—	—	(781)	—
Foreign currency exchange gain (loss)	315	(83)	(177)	(23)
Other income (expense), net	44	(591)	915	(758)
(Loss) income from investments in partially owned entities	(129)	(68)	(156)	54
Income (loss) before income tax (expense) benefit	$33,858	$3,985	$57,824	$(156)
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.
In addition to our primary business segments, we owned a limestone quarry in Carthage, Missouri. We do not view the operation of the quarry as an integral part of our business, and as a result this business segment was subsequently sold on July 1, 2020.

Financial Supplement	Second Quarter 2020

Global Warehouse Economic and Physical Occupancy Trend

85%
80%
75%
70%
65%
2017
2018
2019
2020
FY
2017
2018
2019
2020
Q1
2017
2018
2019
2020
Q2
2017
2018
2019
2020
Q3
2017
2018
2019
2020
Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of June 30, 2020, we had entered into contracts featuring fixed storage commitments or leases with 138 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Second Quarter 2020

Global Warehouse Portfolio
Unaudited

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Applicable segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Owned / Leased (5)
United States
Central	42	262.2	25%	1,117.8	81%	74%	$181.1	$69.8	747
East	27	204.5	19%	787.4	77%	70%	152.3	43.3	835
Southeast	48	257.4	24%	843.2	84%	79%	174.7	53.5	781
West	37	230.0	22%	971.6	74%	69%	132.1	48.1	660
United States Total / Average	154	954.1	90%	3,720.0	79%	73%	$640.2	$214.7	2,391
International
Australia	5	47.6	5%	142.7	93%	78%	$82.4	$21.1	49
Canada	4	25.5	2%	83.2	83%	83%	13.1	5.7	85
New Zealand	7	20.4	2%	59.3	103%	91%	14.0	4.6	50
Argentina	2	9.7	1%	22.6	71%	71%	3.8	0.8	41
International Total / Average	18	103.2	10%	307.8	91%	81%	$113.3	$32.2	217
Owned / Leased Total / Average	172	1,057.3	100%	4,027.8	80%	74%	$753.5	$246.9	2,550
Third-Party Managed
United States	7	38.5	73%	—	—	—	$120.5	$5.0	4
Australia (6)	1	—	—%	—	—	—	8.4	1.3	1
Canada	3	14.3	27%	—	—	—	9.0	0.8	2
Third-Party Managed Total / Average	11	52.8	100%	—	—	—	$137.9	$7.1	7
Portfolio Total / Average	183	1,110.1	100%	4,027.8	80%	74%	$891.4	$254.0	2,551

(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Six months ended June 30, 2020.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation, depletion and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other expenses and gain or loss on sale of real estate). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of June 30, 2020, we owned 134 of our U.S. warehouses and thirteen of our international warehouses, and we leased 20 of our U.S. warehouses and five of our international warehouses. As of June 30, 2020, seven of our owned facilities were located on land that we lease pursuant to long-term ground leases.
(6)Constitutes non-refrigerated, or “ambient,” warehouse space. This facility contains 330,527 square feet of ambient space.

Financial Supplement	Second Quarter 2020

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.

____________________
Note: June 30, 2020 LTM Revenue and NOI pro forma 2019 and 2020 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Second Quarter 2020

Fixed Commitment and Lease Maturity Schedules
Unaudited
The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of June 30, 2020. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Twelve Months Ended June 30, 2020	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the Twelve Months Ended June 30, 2020(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	40	$29,349	4.5%	$69,225	$29,349
2020	37	36,783	5.6%	96,901	37,124
2021	50	48,231	7.4%	186,546	48,674
2022	36	57,305	8.8%	124,095	59,438
2023	24	40,082	6.1%	85,985	42,195
2024	19	24,565	3.8%	63,404	26,341
2025	6	5,849	0.9%	9,634	6,539
2026	3	9,818	1.5%	9,982	10,310
2027	3	4,653	0.7%	7,569	4,992
2028	1	1,099	0.2%	3,721	1,099
2029 and thereafter	3	12,300	1.9%	26,375	14,337
Total	222	$270,034	41.4%	$683,437	$280,398
____________________
Note: June 30, 2020 LTM total revenue and rent and storage revenue pro forma 2019 and 2020 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of June 30, 2020, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended June 30, 2020, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of June 30, 2020 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Second Quarter 2020

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of June 30, 2020. These leases had a weighted average remaining term of 43 months as of June 30, 2020.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Twelve Months Ended June 30, 2020	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	2	$230	—%	28	1.2%	$230
2020	11	2,346	0.4%	270	11.3%	2,346
2021	15	3,178	0.5%	264	11.0%	3,204
2022	6	1,146	0.2%	169	7.1%	1,409
2023	4	2,921	0.4%	441	18.4%	2,997
2024	5	2,516	0.4%	651	27.2%	2,855
2025	5	3,052	0.5%	248	10.4%	3,375
2026 and thereafter	3	3,586	0.5%	322	13.5%	3,900
Total	51	$18,975	2.9%	2,393	100%	$20,316
____________________
Note: June 30, 2020 LTM rent and storage revenue pro forma 2019 and 2020 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of June 30, 2020, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Second Quarter 2020

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures
The following table sets forth our maintenance capital expenditures for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except per cubic foot amounts)
Real estate	$14,140	$7,817	$23,530	$12,302
Personal property	762	1,554	3,061	1,724
Information technology	382	1,363	1,132	2,195
Maintenance capital expenditures	$15,284	$10,734	$27,723	$16,221

Maintenance capital expenditures per cubic foot	$0.014	$0.010	$0.025	$0.015

Repair and Maintenance Expenses
The following table sets forth our repair and maintenance expenses for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except per cubic foot amounts)
Real estate	$7,148	$6,580	$13,945	$11,889
Personal property	7,214	8,125	15,398	16,021
Repair and maintenance expenses	$14,362	$14,705	$29,343	$27,910

Repair and maintenance expenses per cubic foot	$0.013	$0.014	$0.027	$0.026
External Growth, Expansion and Development Capital Expenditures
The following table sets forth our external growth, expansion and development capital expenditures for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Acquisitions, net of cash acquired and adjustments	$85	$1,307,182	$315,668	$1,327,205
Expansion and development initiatives(1)	85,193	82,175	114,779	108,490
Information technology	2,029	1,329	2,980	2,051
Growth and expansion capital expenditures	$87,307	$1,390,686	$433,427	$1,437,746
(1) We capitalized interest of $0.4 million and $0.8 million for the three months ended June 30, 2020 and 2019, respectively. During the six months ended June 30, 2020 and 2019, we capitalized interest of $1.2 million and $1.6 million, respectively. During each of the three months ended June 30, 2020 and 2019, we capitalized amounts relating to compensation and travel expense of employees direct and incremental to development of properties of approximately $0.2 million and $0.1 million, respectively, and during each of the six months ended June 30, 2020 and 2019, we capitalized $0.3 million.

Financial Supplement	Second Quarter 2020

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended June 30, 2020 and 2019.

	Three Months Ended June 30,			Change
	2020 actual	2020 constant currency(1)	2019 actual	Actual	Constant currency
	(Dollars in thousands - unaudited)
Rent and storage	$163,664	$166,593	$142,026	15.2%	17.3%
Warehouse services	208,747	212,379	196,205	6.4%	8.2%
Total warehouse segment revenue	372,411	378,972	338,231	10.1%	12.0%

Power	22,069	22,452	20,311	8.7%	10.5%
Other facilities costs (2)	34,645	35,354	27,627	25.4%	28.0%
Labor	165,458	168,365	148,413	11.5%	13.4%
Other services costs (3)	30,107	30,480	28,063	7.3%	8.6%
Total warehouse segment cost of operations	252,279	256,651	224,414	12.4%	14.4%
Warehouse segment contribution (NOI)	$120,132	$122,321	$113,817	5.5%	7.5%

Warehouse rent and storage contribution (NOI) (4)	$106,950	$108,787	$94,088	13.7%	15.6%
Warehouse services contribution (NOI) (5)	$13,182	$13,534	$19,729	(33.2)%	(31.4)%

Total warehouse segment margin	32.3%	32.3%	33.7%	-139 bps	-137 bps
Rent and storage margin(6)	65.3%	65.3%	66.2%	-90 bps	-95 bps
Warehouse services margin(7)	6.3%	6.4%	10.1%	-374 bps	-368 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $3.0 million and $3.1 million for the second quarter 2020 and 2019, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $2.4 million and $2.5 million for the second quarter of 2020 and 2019, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Second Quarter 2020

The following table presents the operating results of our warehouse segment for the six months ended June 30, 2020 and 2019.

	Six Months Ended June 30,			Change
	2020 actual	2020 constant currency(1)	2019 actual	Actual	Constant currency
	(Dollars in thousands)
Rent and storage	$325,973	$331,853	$268,406	21.4%	23.6%
Warehouse services	427,506	435,733	359,440	18.9%	21.2%
Total warehouse segment revenues	753,479	767,586	627,846	20.0%	22.3%

Power	41,773	42,613	35,382	18.1%	20.4%
Other facilities costs (2)	66,747	68,156	54,016	23.6%	26.2%
Labor	335,596	342,143	281,332	19.3%	21.6%
Other services costs (3)	62,458	63,311	52,480	19.0%	20.6%
Total warehouse segment cost of operations	$506,574	$516,223	$423,210	19.7%	22.0%

Warehouse segment contribution (NOI)	$246,905	$251,363	$204,636	20.7%	22.8%
Warehouse rent and storage contribution (NOI) (4)	$217,453	$221,084	$179,008	21.5%	23.5%
Warehouse services contribution (NOI) (5)	$29,452	$30,279	$25,628	14.9%	18.1%

Total warehouse segment margin	32.8%	32.7%	32.6%	18 bps	15 bps
Rent and storage margin(6)	66.7%	66.6%	66.7%	2 bps	-7 bps
Warehouse services margin(7)	6.9%	6.9%	7.1%	-24 bps	-18 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $5.8 million and $6.3 million, on an actual basis, for the six months ended June 30, 2020 and 2019, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $5.3 million and $6.0 million, on an actual basis, for the six months ended June 30, 2020 and 2019, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Second Quarter 2020

Same-store Financial Performance
The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended June 30, 2020 and 2019.

	Three Months Ended June 30,			Change
	2020 actual	2020 constant currency(1)	2019 actual	Actual	Constant currency
Number of same store warehouses	135		135	n/a	n/a
Same store revenues:	(Dollars in thousands - unaudited)
Rent and storage	$125,515	$127,046	$119,826	4.7%	6.0%
Warehouse services	160,521	163,126	161,848	(0.8)%	0.8%
Total same store revenues	286,036	290,172	281,674	1.5%	3.0%
Same store cost of operations:
Power	15,884	16,080	16,694	(4.9)%	(3.7)%
Other facilities costs	26,974	27,317	23,117	16.7%	18.2%
Labor	128,383	130,535	125,686	2.1%	3.9%
Other services costs	21,339	21,593	22,217	(4.0)%	(2.8)%
Total same store cost of operations	$192,580	$195,525	$187,714	2.6%	4.2%

Same store contribution (NOI)	$93,456	$94,647	$93,960	(0.5)%	0.7%
Same store rent and storage contribution (NOI)(2)	$82,657	$83,649	$80,015	3.3%	4.5%
Same store services contribution (NOI)(3)	$10,799	$10,998	$13,945	(22.6)%	(21.1)%

Total same store margin	32.7%	32.6%	33.4%	-68 bps	-74 bps
Same store rent and storage margin(4)	65.9%	65.8%	66.8%	-92 bps	-93 bps
Same store services margin(5)	6.7%	6.7%	8.6%	-189 bps	-187 bps

Number of non-same store warehouses	37		31	n/a	n/a
Non-same store revenues:
Rent and storage	$38,149	$39,547	$22,200	71.8%	78.1%
Warehouse services	48,226	49,253	34,357	40.4%	43.4%
Total non-same store revenues	86,375	88,800	56,557	52.7%	57.0%
Non-same store cost of operations:
Power	6,185	6,372	3,617	71.0%	76.2%
Other facilities costs	7,671	8,037	4,510	70.1%	78.2%
Labor	37,075	37,830	22,727	63.1%	66.5%
Other services costs	8,768	8,887	5,846	50.0%	52.0%
Total non-same store cost of operations	$59,699	$61,126	$36,700	62.7%	66.6%

Non-same store contribution (NOI)	$26,676	$27,674	$19,857	34.3%	39.4%
Non-same store rent and storage contribution (NOI)(2)	$24,293	$25,138	$14,073	72.6%	78.6%
Non-same store services contribution (NOI)(3)	$2,383	$2,536	$5,784	(58.8)%	(56.2)%

Total warehouse segment revenues	$372,411	$378,972	$338,231	10.1%	12.0%
Total warehouse cost of operations	$252,279	$256,651	$224,414	12.4%	14.4%
Total warehouse segment contribution	$120,132	$122,321	$113,817	5.5%	7.5%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.

Financial Supplement	Second Quarter 2020

The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the six months ended June 30, 2020 and 2019.

	Six Months Ended June 30,			Change
	2020 actual	2020 constant currency(1)	2019 actual	Actual	Constant currency
Number of same store warehouses	135		135	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$250,839	$253,938	$239,727	4.6%	5.9%
Warehouse services	326,270	332,267	319,098	2.2%	4.1%
Total same store revenues	577,109	586,205	558,825	3.3%	4.9%
Same store cost of operations:
Power	29,909	30,364	31,105	(3.8)%	(2.4)%
Other facilities costs	51,906	52,649	47,429	9.4%	11.0%
Labor	261,185	266,188	252,781	3.3%	5.3%
Other services costs	43,599	44,172	45,320	(3.8)%	(2.5)%
Total same store cost of operations	$386,599	$393,373	$376,635	2.6%	4.4%

Same store contribution (NOI)	$190,510	$192,832	$182,190	4.6%	5.8%
Same store rent and storage contribution (NOI)(2)	$169,024	$170,925	$161,193	4.9%	6.0%
Same store services contribution (NOI)(3)	$21,486	$21,907	$20,997	2.3%	4.3%

Total same store margin	33.0%	32.9%	32.6%	41 bps	29 bps
Same store rent and storage margin(4)	67.4%	67.3%	67.2%	14 bps	7 bps
Same store services margin(5)	6.6%	6.6%	6.6%	1 bps	1 bps

Number of non-same store warehouses	37		31	n/a	n/a
Non-same store revenues:
Rent and storage	$75,134	$77,915	$28,679	162.0%	171.7%
Warehouse services	101,236	103,466	40,342	150.9%	156.5%
Total non-same store revenues	176,370	181,381	69,021	155.5%	162.8%
Non-same store cost of operations:
Power	11,864	12,249	4,277	177.4%	186.4%
Other facilities costs	14,841	15,507	6,587	125.3%	135.4%
Labor	74,411	75,955	28,551	160.6%	166.0%
Other services costs	18,859	19,139	7,160	163.4%	167.3%
Total non-same store cost of operations	$119,975	$122,850	$46,575	157.6%	163.8%

Non-same store contribution (NOI)	$56,395	$58,531	$22,446	151.2%	160.8%
Non-same store rent and storage contribution (NOI)(2)	$48,429	$50,159	$17,815	171.8%	181.6%
Non-same store services contribution (NOI)(3)	$7,966	$8,372	$4,631	72.0%	80.8%

Total warehouse segment revenues	$753,479	$767,586	$627,846	20.0%	22.3%
Total warehouse cost of operations	$506,574	$516,223	$423,210	19.7%	22.0%
Total warehouse segment contribution	$246,905	$251,363	$204,636	20.7%	22.8%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.

Financial Supplement	Second Quarter 2020

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended June 30, 2020 and 2019.

	Three Months Ended June 30,		Change
Units in thousands except per pallet and site data - unaudited	2020	2019
Number of same store warehouses	135	135	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	2,387	2,301	3.7%
Economic occupancy percentage	78.9%	76.2%	270 bps
Same store rent and storage revenues per economic occupied pallet	$52.58	$52.07	1.0%
Constant currency same store rent and storage revenue per economic occupied pallet	$53.22	$52.07	2.2%

Physical occupancy(2)
Average physical occupied pallets	2,142	2,178	(1.6)%
Average physical pallet positions	3,027	3,021	0.2%
Physical occupancy percentage	70.8%	72.1%	-132 bps
Same store rent and storage revenues per physical occupied pallet	$58.59	$55.02	6.5%
Constant currency same store rent and storage revenues per physical occupied pallet	$59.31	$55.02	7.8%

Same store warehouse services:
Throughput pallets	6,149	6,346	(3.1)%
Same store warehouse services revenues per throughput pallet	$26.10	$25.50	2.4%
Constant currency same store warehouse services revenues per throughput pallet	$26.53	$25.50	4.0%

Number of non-same store warehouses	37	31	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	778	469	65.9%
Economic occupancy percentage	76.1%	79.7%	-364 bps

Physical occupancy(2)
Average physical occupied pallets	749	458	63.5%
Average physical pallet positions	1,022	588	73.8%
Physical occupancy percentage	73.3%	77.9%	-460 bps

Non-same store warehouse services:
Throughput pallets	1,567	1,019	53.7%
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.

Financial Supplement	Second Quarter 2020

The following table provides certain operating metrics to explain the drivers of our same store performance for the six months ended June 30, 2020 and 2019.

	Six Months Ended June 30,
Units in thousands except per pallet and site number data - unaudited	2020	2019	Change
Number of same store sites	135	135	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	2,435	2,341	4.0%
Economic occupancy percentage	80.4%	77.3%	308 bps
Same store rent and storage revenues per economic occupied pallet	$103.02	$102.41	0.6%
Constant currency same store rent and storage revenues per economic occupied pallet	$104.29	$102.41	1.8%

Physical occupancy(2)
Average physical occupied pallets	2,220	2,217	0.1%
Average physical pallet positions	3,028	3,027	0.0%
Physical occupancy percentage	73.3%	73.2%	8 bps
Same store rent and storage revenues per physical occupied pallet	$113.00	$108.15	4.5%
Constant currency same store rent and storage revenues per physical occupied pallet	$114.40	$108.15	5.8%

Same store warehouse services:
Throughput pallets (in thousands)	12,605	12,632	(0.2)%
Same store warehouse services revenues per throughput pallet	$25.88	$25.26	2.5%
Constant currency same store warehouse services revenues per throughput pallet	$26.36	$25.26	4.4%

Number of non-same store sites	37	31	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	776	298	160.5%
Economic occupancy percentage	77.6%	80.8%	-321 bps

Physical occupancy(2)
Average physical occupied pallets	750	288	160.2%
Average physical pallet positions	1,000	369	171.3%
Physical occupancy percentage	75.0%	78.2%	-320 bps

Non-same store warehouse services:
Throughput pallets (in thousands)	3,311	1,255	163.8%
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.

Financial Supplement	Second Quarter 2020
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
	Opportunity Type	Facility Type	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Cost of Expansion / Development		Completion Date	Expected Full Stabilized Quarter
Facility						Total Cost (in millions)(1)	NOI ROIC
Middleboro, MA	Development	Production Advantaged	Build-to-suit	4.4	27	$23.5	8-12%	Q3 2018	Q4 2018
Rochelle, IL	Expansion	Distribution	Multi-tenant	15.7	54	$91.8	12-15%	Q2 2019	Q1 2021
Chesapeake, VA	Expansion	Public	Multi-tenant	4.5	12	$26.2	10-12%	Q4 2019	Q1 2021
North Little Rock, AR	Expansion	Public	Multi-tenant	3.2	12	$19.2	10-12%	Q4 2019	Q1 2021
Columbus, OH	Expansion	Public	Multi-tenant	1.5	5	$7.0	14-15%	Q1 2020	Q2 2021
Savannah, GA(4)	Development	Distribution	Multi-tenant	14.8	37	$69.5	10-15%	Q2 2020	Q3 2021

Expansion and Development Projects In Process and Announced
				Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type	Facility Type	Tenant Opportunity	Cubic Feet (millions) (2)	Pallet Positions (thousands) (2)	Cost (3)	Estimate to Complete	Total Estimated Cost
Atlanta, GA	Expansion /Redevelopment	Distribution	Multi-tenant	18.3	60	$49.0	$77.0-$87.0	$126-$136	10-15%	Q2 2021	Q1 2023
Auckland, New Zealand(8)	Expansion	Distribution	Multi-tenant	4.6	27	NZD $3.4	NZD $61.6	NZD $65	12-14%	Q2 2021	Q3 2022
Plainville, CT	Development	Distribution	Build-to-suit	12.1	31	$32.1	$128.9-$141.9	$161-$174	10-12%	Q3 2022	Q4 2023
Lancaster, PA	Development	Distribution	Build-to-suit	11.4	28	$29.4	$121.6-$134.6	$151-$164	10-12%	Q3 2022	Q4 2023

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (5)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
PortFresh Holdings, LLC	Savannah, GA	1	4.3	6	$20.0	6.7%	9-12%	1/31/2019	Q2 2022
Cloverleaf Cold Storage (6)	9 states	22	132.0	602	$1,242.9	6.5%	7-8%	5/1/2019	Q3 2022
Lanier Cold Storage	Georgia	2	14.4	51	$82.6	7.6%	9-10%	5/1/2019	Q3 2022
MHW Group Inc. (7)	MD and PA	2	19.0	86	$55.7	7.8%	9-10%	11/19/2019	Q4 2022
Nova Cold Logistics (6)	Canada	4	23.5	81	CAD $338.7	6.1%	6.5-7.0%	1/2/2020	Q2 2023
Newport Cold	St. Paul, MN	1	6.1	26	$57.1	7.5%	9-10%	1/2/2020	Q2 2023
AM-C Warehouses (9)	DFW, TX	2	13.8	45	$85.0	7.4%	8-10%	Sep 2020	Q4 2023
_________________________
(1)Cost to date through June 30, 2020, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.
(2)Cubic feet and pallet positions are estimates while the facilities are under construction.
(3)Cost as of June 30, 2020.
(4)Cost includes $15.9 million of development land as part of the PortFresh Holdings, LLC acquisition completed during January 2019.
(5)Inclusive of expenses required to integrate and reach stabilization.
(6)Net Entry NOI Yield metric is exclusive of SG&A expense.
(7)Acquisition price includes a $4.1 million option to purchase land under lease at date of acquisition, which was subsequently exercised during January 2020.
(8)Target completion date is subject to change due to ongoing delays in construction due to COVID-19 restrictions.
(9)Purchase is expected to close in early September 2020.

Financial Supplement	Second Quarter 2020
Unconsolidated Joint Ventures (Investment in Partially Owned Entities)

As of June 30, 2020, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. SuperFrio provides temperature-controlled storage and logistics services including storage, warehouse services, and transportation. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q2 20	Q1 20

Net book value of real estate	$432,208	$410,100
Other assets	245,830	247,004
Total assets	678,038	657,104

Debt	236,254	239,860
Other liabilities	214,150	186,949
Equity	227,634	230,295
Total liabilities and equity	$678,038	$657,104

Americold’s ownership percentage	15%	15%

Americold’s pro rata share of debt at BRL/USD rate	$6,460	$6,939
	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q2 20	Q1 20(1)

Total revenues	$40,972	$38,173
Operating expenses	32,888	33,345
Operating income	8,084	4,828

Interest expense	6,447	8,609
Depreciation & amortization	9,125	5,115
Other income	(728)	(3,685)
Income tax benefit	(1,103)	(2,934)
Non-operating expenses	13,741	7,105
Net loss	$(5,657)	$(2,277)

Americold’s ownership percentage	15%	15%

Americold’s pro rata share of NOI at BRL/USD average rate	$226	$151
Americold’s pro rata share of Net loss at BRL/USD average rate(1)	$(158)	$(71)
Americold’s pro rata share of Core FFO at BRL/USD average rate	$95	$139
Americold’s pro rata share of AFFO at BRL/USD average rate	$243	$69

(1) Q1 20 above represents the full first quarter results for the Brazil JV, however, our share of net loss reflected on the Condensed Consolidated Statement of Operations for the same time period reflects only the portion earned after our initial investment made on March 6, 2020.

Financial Supplement	Second Quarter 2020

2020 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of	As of
	August 6, 2020	May 7, 2020	Feb. 20, 2020
Warehouse segment same store revenue growth (actual and constant currency)	2.0% - 4.0%	2.0% - 4.0%	2.0% - 4.0%
Warehouse segment same store NOI growth (actual and constant currency)	100 - 200 bps higher than associated revenue	100 - 200 bps higher than associated revenue	100 - 200 bps higher than associated revenue
Managed and Transportation segment NOI	$28M - $31M	$28M - $31M	$28M - $31M
Total selling, general and administrative expense	$135M - $140M	$135M - $140M	$135M - $140M
Current income tax expense	$8M - $10M	$8M - $10M	$11M - $13M
Deferred income tax benefit	$2M - $4M	$2M - $3M	$1M - $3M
Non real estate amortization and depreciation expense	$70M - $72M	$66M - $68M	$66M - $68M
Total maintenance capital expenditures	$65M - $73M	$65M - $75M	$65M - $75M
Development starts (1)	$400M - $500M	$75M - $200M	$75M - $200M
AFFO per share	$1.24 - $1.30	$1.22 - $1.30	$1.22 - $1.30
Assumed FX rates	1 AUS = 0.68 USD 1 NZD = 0.64 USD 1 ARS = 0.015 USD 1 CAD = 0.74 USD 1 BRL = 0.18 USD	1 AUS = 0.64 USD 1 NZD = 0.62 USD 1 ARS = 0.016 USD 1 CAD = 0.72 USD 1 BRL = 0.18 USD	1 AUS = 0.68 USD 1 NZD = 0.63 USD 1 ARS = 0.018 USD 1 CAD = 0.76 USD 1 BRL = 0.23 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Second Quarter 2020

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and our share of reconciling items of partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, non-real estate asset impairment, acquisition, litigation and other expenses, share-based compensation expense for the IPO retention grants, bridge loan commitment fees, loss on debt extinguishment and modification and foreign currency exchange gain or loss. We also adjust for the impact of Core FFO attributable to partially owned entities. We have elected to reflect our share of Core FFO attributable to partially owned entities since the Brazil JV is a strategic partnership which we continue to actively participate in on an ongoing basis. The previous joint venture, the China JV, was considered for disposition during the periods presented. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, pension withdrawal liability and above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, stock-based compensation expense from grants of stock options and restricted stock units under our equity incentive plans, excluding IPO grants, non-real estate depreciation and amortization, and maintenance capital expenditures. We also adjust for AFFO attributable to our portion of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation, depletion and amortization, gains or losses on disposition of depreciated property, including gains or losses on change of control, impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustment to reflect share of EBITDAre of unconsolidated affiliates. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other expenses, impairment of long-lived assets, loss or gain on other asset disposals, bridge loan commitment fees, loss on debt extinguishment and modifications, share-based compensation expense, foreign currency exchange gain or loss, loss or income on partially owned entities and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 22 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.